CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Kyocera Corporation on Form S-8 (File No. 33-84904), and the registration statement of AVX Corporation on Form S-8 (File Nos. 333-00890, 333-85561, and 333-37201) of our report, dated May 11, 2001, on our audit of the financial statements of AVX Corporation as of March 31, 2001 and 2000, and for the years ended March 31, 2001, 2000 and 1999, which report is included in this Form 10-K.

/S/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Atlanta, Georgia
May 24, 2001